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                                                                   Exhibit(a)(6)

                           KEITHLEY INSTRUMENTS, INC.
                        OFFER TO PURCHASE FOR CASH UP TO
                         2,000,000 OF ITS COMMON SHARES
                   AT A PURCHASE PRICE NOT IN EXCESS OF $7.00
                         NOR LESS THAN $5.75 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 10, 1998, UNLESS THE OFFER IS EXTENDED; HOWEVER, YOUR INSTRUCTION FORM MUST BE COMPLETED, SIGNED, DATED AND RECEIVED BY THE ADMINISTRATOR NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 8, 1998.

                                                               November 11, 1998

To Participants in the Keithley Instruments, Inc. 1993 Employee Stock Purchase
Plan:

     Enclosed for your consideration are the Offer to Purchase dated November 11, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Keithley Instruments, Inc., an Ohio corporation (the "Company"), to purchase up to 2,000,000 shares (or such lesser number of shares as are properly tendered) of its common shares, without par value (the "Shares"), at prices not in excess of $7.00 nor less than $5.75 per Share, net to the seller in cash, without interest thereon, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer. The materials enclosed herein are being forwarded to you as the beneficial owner of Shares credited to your account under the Company's 1993 Employee Stock Purchase Plan (the "Plan").

     The Company will, upon the terms and subject to the conditions of the Offer, determine the single per Share price, not in excess of $7.00 nor less than $5.75 per Share, net to the seller in cash, without interest thereon (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 2,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $7.00 nor less than $5.75 per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price, and not properly withdrawn, will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be credited back to your Employee Stock Purchase Plan account. The Company reserves the right, in its sole discretion, to purchase more than 2,000,000 Shares pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on November 10, 1998 and who continue to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and so certified in the appropriate place in the attached Instruction Form (and, if applicable, on a notice of guaranteed delivery), who properly tender all their Shares at or below the Purchase Price and then on a pro rata basis from all other shareholders who properly tender Shares at prices at or below the Purchase Price (and do not properly withdraw such Shares prior to the Expiration
Date).

     A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions of the Offer.
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     Please note the following:

          1. Shares may be tendered at prices not in excess of $7.00 nor less than $5.75 per Share, as indicated in the attached Instruction Form, net to the seller in cash, without interest thereon.

          2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, December 10, 1998, unless the Offer is extended; however, your instruction form must be completed, signed, dated and received by First Chicago Trust Company of New York, as administrator of the Plan (the "Administrator") no later than 5:00 P.M., New York City time, on Tuesday, December 8, 1998.

          4. The Offer is for 2,000,000 Shares, constituting approximately 40.0% of the Shares outstanding as of November 10, 1998.

          5. The Board of Directors of the Company has approved the Offer. However, none of the Company, its Board of Directors or the Dealer Manager makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Each shareholder must make the decision whether to tender such shareholder's Shares and, if so, how many Shares to tender and at the price or prices at which such Shares should be tendered.

          6. Tendering shareholders will not be obligated to pay any brokerage fees or commissions or solicitation fees to the Dealer Manager, the Administrator (either as the Administrator or as the depositary for the Offer), Information Agent or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If (i) you owned beneficially as of the close of business on November 11, 1998 and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares at or below the Purchase Price prior to the Expiration Date; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

     If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each such price you will accept for each such portion tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

     In order to be assured that your instruction to the Administrator, will be followed, your instruction form must be completed, signed, dated and received by the Administrator no later than 5:00 p.m., New York City time, on Tuesday, December 8, 1998. This time is two business days prior to the expiration of the Offer, which is scheduled at 12:00 Midnight, New York City time, on Thursday, December 10, 1998. If the expiration of the Offer is extended, the time by which the Administrator must receive your instruction will be extended automatically to two business days prior to such extended expiration time. Please remember to return your instruction to the Administrator in the enclosed envelope, and not to the Company or any other party.

     Tenders of Shares made pursuant to the Offer are irrevocable, except that Shares tendered pursuant to the Offer may be withdrawn at any time on or prior to the expiration of the Offer. See Section 4 of the Offer to Purchase. Therefore, any instruction you furnish to the Administrator will be irrevocable if not withdrawn by 5:00 p.m., New York City time on Tuesday, December 8, 1998. This time is two business days prior to the expiration of the Offer. If the expiration of the Offer is extended beyond its scheduled expiration time, the time by which you may withdraw such instruction will be extended automatically to two business days prior to such extended expiration time. To withdraw any instruction, you should send a statement to the Administrator that you are withdrawing your prior instruction and request another form. You must sign the form and print your name, address and social security number under your signature. This statement may be sent by mail or

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express mail to the address below, with attention to the Keithley Instruments,
Inc. 1993 Employee Stock Purchase Plan -- Tender Offer.

                       By Mail:

                       First Chicago Trust Company of New York
                       Tenders & Exchanges
                       Suite 4660
                       P.O. Box 2569
                       Jersey City, New Jersey 07303-2569

                       By Overnight Delivery:

                       First Chicago Trust Company of New York
                       Tenders & Exchanges
                       14 Wall Street
                       8th Floor, Suite 4680
                       New York, New York 10005

     As described in the Offer to Purchase, if more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

          1. first, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder who:

             (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

             (b) completes the box captioned "Odd Lots" in the attached Instruction Form and if applicable on the Notice of Guaranteed Delivery; and

          2. second, after purchase of all of the foregoing Shares, all other Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase.

     The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares who were record holders as of November 11, 1998. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                                                  THE FIRST CHICAGO TRUST
                                                  COMPANY OF NEW YORK, AS
                                                  ADMINISTRATOR UNDER THE
                                                  KEITHLEY INSTRUMENTS, INC.
                                                  1993 EMPLOYEE STOCK PURCHASE
                                                  PLAN

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PLEASE DETACH AND RETURN IN THE ENCLOSED ENVELOPE

                                INSTRUCTION FORM

        INSTRUCTIONS FOR TENDER OF SHARES OF KEITHLEY INSTRUMENTS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 11, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Keithley Instruments, Inc., an Ohio corporation (the "Company"), to purchase up to 2,000,000 shares (or such lesser number of shares as are properly tendered) of its common shares, without par value (the "Shares"), at prices not in excess of $7.00 nor less than $5.75 per Share, net to the seller in cash, without interest thereon, as specified by shareholders tendering their Shares, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.

  NUMBER OF SHARES TO BE TENDERED: ________________ SHARES*
                                      ODD LOTS

[ ]By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on November 10, 1998 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

-------------------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

     [ ] The undersigned wants to maximize the chance of having Keithley Instruments, Inc. purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share as low as $5.75 or as high as $7.00.

             **CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW**

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate instruction form for each price at which Shares are tendered. the same Shares cannot be tendered at more then one price. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

[ ]   $5.750   [ ]   $6.500
[ ]   $5.875   [ ]   $6.625
[ ]   $6.000   [ ]   $6.750
[ ]   $6.125   [ ]   $6.875
[ ]   $6.250   [ ]   $7.000
[ ]   $6.375

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   SIGN HERE:

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Signature(s)

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Print Name(s)

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Address(es)

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Area Code and Telephone Number

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Taxpayer Identification or Social Security Number

   THIS FORM MUST BE RETURNED TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS
                           ADMINISTRATOR OF THE PLAN

PLEASE DETACH AND RETURN IN THE ENCLOSED ENVELOPE